                                                                    EXHIBIT 23.1

              CONSENT OF ERNST AND YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the First Amended and Restated Tidestone Technologies, Inc. Non-Qualified Stock Option Plan of 1999 and Tidestone Technologies, Inc. 1998 Incentive Stock Option Plan of our report dated January 11, 2001, with respect to the consolidated financial statements of Actuate Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young, LLP

Palo Alto, California
June 5, 2001